                                                                     EXHIBIT 4.5

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

Warrant to Purchase                           Issue Date:  June 7, 2000
100,000 Shares

                       WARRANT TO PURCHASE COMMON STOCK

                                      of

                    AMERICAN TELESOURCE INTERNATIONAL, INC.

     THIS CERTIFIES that Alfonso Torres Roqueni (the "Initial Holder") or any subsequent holder hereof (the Initial Holder and any subsequent holder referred to herein as the "Holder"), has the right to purchase from AMERICAN TELESOURCE
                  ------
INTERNATIONAL, INC., a Delaware corporation (the "Company"), up to One Hundred
                                                  -------
Thousand (100,000) fully paid and nonassessable shares of the Company's common stock, par value $.001 per share (the "Common Stock"), subject to adjustment as
                                       ------------
provided herein, at a price equal to the Exercise Price (as defined below), at any time beginning on the date on which this Warrant is issued (the "Issue
                                                                     -----
Date") and ending at 3:00 p.m., central time, on the date that is the third
----
(3rd) anniversary of the Issue Date (the "Expiration Date"). This Warrant is
                                          ---------------
issued, and all rights hereunder shall be, subject to all of the conditions, limitations and provisions set forth herein and in the Agreement of even date herewith by and among the Company, Alfonso Torres Roqueni, Grupo Intelcom de Mexico, S.A. de C.V., and Telemarketing de Mexico, S.A. de C.V. (the "Agreement").
 ---------

The following capitalized terms shall have the following meanings when used in this Warrant:

     "Business Day" shall mean any day on which The American Stock Exchange is
      ------------
open for business.

     "Closing Sale Price" on any day means the closing sale price of the Common
      ------------------
Stock on The American Stock Exchange, or the principal national security exchange or quotation system on which the Common Stock is listed or quoted if other than The American Stock Exchange (closing bid price in the case of a quotation system), or if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of the Common Stock on the over-the-counter market as reported by Bloomberg LP, or a similar generally accepted reporting service, as the case may be.

     "Market Price" on any day means the average Closing Sale Price for the
      ------------
twenty (20) consecutive trading days immediately preceding such day.

     1.   Exercise.
          --------

     (a) Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the "Warrant Shares"). The
                                                        --------------
"Exercise Price" payable by the Holder in connection with the exercise of this
 --------------
Warrant shall be equal to six U.S. dollars ($6.00) per share of Common Stock; provided, however, that on the one-year anniversary of the Issue Date, the
--------  -------
Exercise Price shall be reset to seventy-five (75%) of the Market Price. If the Market Price on that date is less than eight U.S. dollars ($8.00).

     (b) Exercise Notice. In order to exercise this Warrant, the Holder shall send by facsimile transmission, at any time prior to 3:00 p.m., central time, on the Business Day on which the Holder wishes to effect such exercise (the "Exercise Date"), to the Company a copy of the notice of exercise in the form
 -------------
attached hereto as Exhibit A (the "Exercise Notice") stating the number of
                                   ---------------
Warrant Shares as to which such exercise applies. The Holder shall thereafter deliver to the Company the original Exercise Notice, the original Warrant and the Exercise Price.

     (c) Cancellation of Warrant. This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise
              --------  -------
all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

     2.   Delivery of Warrant Shares Upon Exercise. Upon receipt of a Exercise
          ----------------------------------------
Notice pursuant to paragraph 1 above, the Company shall no later than the close of business on the later to occur of (i) the fifth (5th) Business Day following the Exercise Date set forth in such Exercise Notice and (ii) such later date on which the Company shall have received payment of the Exercise Price (the "Delivery Date"), issue and deliver or caused to be delivered to the Holder the
 -------------
number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date. The Warrant Shares delivered to the Holder shall bear a restrictive legend identical to the legend appearing at the top of this Warrant.

     3.   Failure to Deliver Warrant Shares.
          ---------------------------------

          (a) Exercise Default. In the event that, as a result of any action or failure to act on the part of the Company (including without limitation a failure by the Company to have a sufficient number of shares of Common Stock authorized and reserved for issuance pursuant to exercise of the Warrants), the Company does not deliver to a Holder certificates representing the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefor and such failure continues for ten (10) Business Days, the Company shall pay to the Holder an amount equal to the highest Closing Sale Price for the Common Stock during the period from the Delivery Date until the date delivery occurs, less the Closing Sale Price on the Delivery Date, times the number of Warrant Shares that are not delivered on the Delivery Date. Amounts payable under this subparagraph 3(a) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amount has accrued. THE PAYMENTS DESCRIBED IN THIS SECTION ARE THE SOLE AND EXCLUSIVE REMEDY THE HOLDER HAS AGAINST THE COMPANY FOR FAILURE TO DELIVER WARRANT SHARES ON A DELIVERY DATE.

          (b) Holder of Record. Each Holder shall, for all purposes, be deemed to have become the holder of record of Warrant Shares on the Exercise Date of this Warrant, irrespective of the date of delivery of such Warrant Shares. Nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

     4.   Payment of the Exercise Price.  The Holder shall pay the Exercise
          -----------------------------
Price in by delivery of immediately available funds.

     5.   Anti-Dilution Adjustments; Distributions; Other Events. The Exercise
          ------------------------------------------------------
Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 5. In the event that any adjustment of the Exercise Price or number of Warrant Shares as required herein results in a fraction of a cent or fraction of a share, as applicable, such exercise Price or number of Warrant Shares shall be rounded up or down to the nearest cent or share, as applicable.

     (a)  Subdivision or Combination of Common Stock.  If the Company, at any
          ------------------------------------------
time after the initial issuance of this Warrant, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased. In the event of any adjustment to the Exercise Price arising from an event specified in this subparagraph (a), the number of shares of Common Stock into which this Warrant is exercisable will be proportionately increased or reduced, as the case may be.

     (b)  Distributions. If the Company or any of its subsidiaries shall at any
          -------------
time distribute to holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or the immediately preceding year) including any dividend or distribution in shares of capital stock of a subsidiary of the Company (collectively, a "Distribution") then the
                                                       ------------
Company shall reserve or cause to be reserved an amount of the Distribution equal to the amount that would have been issued to the Holder had all of the unexercised portion of this Warrant (the "Unexercised Portion") been exercised on the Business Day prior to record date for determining the amount of assets to be issued to Common Stock holders (the "Record Date"), and to be issued to the Holder on the exercise of the Warrant following the Record Date the percentage of the reserved assets equal to the percentage of Unexercised Portion then being exercised.

     (c)  Consolidation or Merger.  In the event of a merger, business
          -----------------------
combination, tender offer, exchange of shares, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another entity or there is a sale of all or substantially all the Company's assets (a "Corporate Change"), then this
                                              ----------------
Warrant shall be exercisable into such class and type of securities or other assets as the Holder would have received had the Holder exercised this Warrant immediately prior to such Corporate Change.

     (d)  Adjustments; Additional Shares, Securities or Assets. In the event
          ----------------------------------------------------
that at any time, as a result of an adjustment made pursuant to this paragraph 5, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this paragraph 5. Any adjustment made herein that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

     6.   Transfer of this Warrant. The Holder may sell, transfer, assign,
          ------------------------
pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act of 1933, as amended, and applicable state laws. Upon such transfer or other disposition, the Holder shall deliver a written notice to Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the "Transfer
                                                                      --------
Notice"), indicating the person or persons to whom this Warrant shall be
------
transferred and, if less than all of this Warrant is transferred or this Warrant is transferred in parts, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person and an opinion of counsel that the transfer is made pursuant to an exemption to the registration requirements of the Securities Act of 1933. Within three (3) Business Days of receiving a Transfer Notice and the original of this Warrant, and provided the opinion of counsel is satisfactory to the Company in the Company's reasonable judgement, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares. Notwithstanding the foregoing, no Holder may knowingly and voluntarily sell this Warrant (or any portion thereof) to an entity that is a competitor of the Company. The transfer of the Warrant shall be effective as of the time of delivery of the Transfer Notice to the Company.

     7.   Benefits of this Warrant.
          ------------------------

          Nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant.

     8.   Loss, theft, destruction or mutilation  of Warrant.
          --------------------------------------------------

          Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     9.   Notice or Demands.
          -----------------

          Except as otherwise provided herein, any notice, demand or request required or permitted to be given pursuant to the terms of this Warrant shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 3:00 p.m., central time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

          If to the Company:

          American TeleSource International, Inc.
          6000 Northwest Parkway, Suite 11o
          San Antonio, TX 78249
          Attn: H. Douglas Saathoff, Chief Financial Officer
          Tel: (210) 547-1000
          Fax: (210) 547-1001

          If to the Initial Holder:

          Alfonso Torres Roqueni
          Blvd. M. Avila Camacho 184 16o. Piso,
          Col. Lomas de San Isidro, C.P. 11620,
                 Mexico, D.F.
          Tel: (525)281-1214
          Fax: (525) 280-5860

If to a subsequent Holder, to such address as shall be designated on the Transfer Notice, or to such other address designated by the Holder or the Company in a written notice.

     10.  Applicable Law.
          --------------

          This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to conflict of law provisions thereof.

     IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the Issue Date.

                         AMERICAN TELESOURCE INTERNATIONAL, INC.

                         By:    _____________________________________________
                         Name:  Arthur L. Smith
                         Title: Chief Executive Officer

                             EXHIBIT A to WARRANT
                             --------------------

                                EXERCISE NOTICE
                                ---------------


     The undersigned Holder hereby irrevocably exercises the right to purchase _______ shares of Common Stock ("Warrant Shares") of AMERICAN TELESOURCE
                                 --------------
INTERNATIONAL, INC. evidenced by the attached Warrant (the "Warrant"). Payment
                                                            -------
of Exercise Price. The Holder shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.


                         ____________________________________
                         Name of Registered Holder

                         By:  _______________________________
                         Name:
                         Title:
                         Date: ______________________

                             EXHIBIT B to WARRANT
                             --------------------

                                TRANSFER NOTICE
                                ---------------


FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase ________ shares of the Common Stock of AMERICAN TELESOURCE INTERNATIONAL, INC. evidenced by the attached Warrant.


                         ____________________________________
                         Name of Registered Holder

                         By:  _______________________________
                         Name:
                         Title:
                         Date: ______________________


Transferee Name and Address:


___________________________________________

___________________________________________

___________________________________________